                                                           Registration No. 333-

     As filed with the Securities and Exchange Commission on May 21, 1999.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                    ________________________________________

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                BI INCORPORATED
             (Exact name of registrant as specified in its charter)

            Colorado                                       84-0769926
      (State or other juris-                           (I.R.S. Employer
      diction of incorporation                         Identification No.)
                                 or organization)

                               6400 Lookout Road
                            Boulder, Colorado 80301
          (Address, including zip code of Principal Executive Offices)

                     BI Incorporated 1996 Stock Option Plan
                           (Full Title of the Plans)

                           David J. Hunter, President
                                BI Incorporated
                               6400 Lookout Road
                            Boulder, Colorado 80301
                                 (303) 530-2911
                      (Name, address and telephone number,
                   including area code, of agent for service)
                    ________________________________________

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------------
 Title of each class of        Amount to be         Proposed maximum         Proposed maximum     Amount of registration
 securities to be               registered         offering price per       aggregate offering             fee
 registered                                             share(1)                  price
----------------------------------------------------------------------------------------------------------------------------------

Common Stock, no par
 value per share                 400,000 shares                $8.75                 $3,500,000                  $974
----------------------------------------------------------------------------------------------------------------------------------



(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) based upon the average of the high and low selling prices reported on the Nasdaq National Market on May 17, 1999.

  PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

  The contents of the Registration Statement filed on Form S-8 under File Number 333-24073 are incorporated herein by reference.

Item 8.    Exhibits.

     4.1   BI Incorporated 1996 Stock Option Plan.

     5.1 Opinion of Ireland, Stapleton, Pryor & Pascoe, P.C. regarding the legality of the Common Stock being registered.

    23.1   Consent of Independent Accountants.

    23.2 Consent of Ireland, Stapleton, Pryor & Pascoe, P.C. (included in the opinion filed as Exhibit 5.1).

    25.1 Power of Attorney (included in Part II of this Registration Statement under the caption "Signatures").

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on May 14, 1999.

                                  BI INCORPORATED

                               By:   /S/   David J. Hunter
                                  ------------------------
                                  David J. Hunter,
                                   President


                               Power of Attorney

       The undersigned directors and/or officers of the Registrant, by virtue of their signatures to this Registration Statement appearing below, hereby constitute and appoint David J. Hunter or Jacqueline A. Chamberlin, or either of them, with full power of substitution, as attorney-in-fact in their names, places and steads to execute any and all amendments to this Registration Statement in the capacities set forth opposite their names and hereby ratify all that said attorneys-in-fact may do by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signatures                              Title                      Date
         ----------                              -----                      ----
/S/  David J. Hunter              President, Chief Executive Officer    May 14, 1999
-------------------------------   and Director (Principal Executive
     David J. Hunter              Officer)


/S/  Jacqueline A. Chamberlin    Vice President of Finance (Principal   May 14, 1999
-------------------------------  Financial and Accounting Officer)
     Jacqueline A. Chamberlin

/S/  Jeremy N. Kendall           Chairman                               May 14, 1999
-------------------------------
     Jeremy N. Kendall

/S/  William E. Coleman          Vice Chairman                          May 14, 1999
-------------------------------
     William E. Coleman

/S/  Mckinley C. Edwards, Jr.    Director                               May 14, 1999
-------------------------------
     Mckinley C. Edwards, Jr.

/S/  Beverly J. Haddon           Director                               May 14, 1999
-------------------------------
     Beverly J. Haddon

/S/  Perry M. Johnson            Director                               May 14, 1999
-------------------------------
     Perry M. Johnson

/S/  Barry J. Nidorf             Director                               May 14, 1999
-------------------------------
     Barry J. Nidorf

/S/  Byam K. Stevens, Jr.        Director                               May 14, 1999
-------------------------------
     Byam K. Stevens, Jr.
